Exhibit 10.19

FIRST AMENDMENT
TO
DEVELOPMENT FUNDING AND ROYALTIES AGREEMENT

This First Amendment to Development Funding and Royalties Agreement (this “Amendment”) is made effective as of May 22, 2020 (the “Amendment Effective Date”) by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Ligand”), and Palvella Therapeutics, Inc., a Delaware corporation (“Palvella” and, together with Ligand, the “Parties” and each individually a “Party”).

WHEREAS, the Parties are parties to that certain Development Funding and Royalties Agreement, entered into and effective as of December 13, 2018 (the “Agreement”);

WHEREAS, in connection with a Qualified Financing Event on the date hereof, Palvella is issuing shares of Series C Preferred Stock to investors at a purchase price of $5.2879 per share;

WHEREAS, pursuant to 12.11 of the Agreement, the Agreement may only be amended or modified by a written instrument signed by the Parties; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the Parties, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree to amend the Agreement as follows:

1. Amendment.

1.1. Section 4.2 of the Agreement is hereby amended to at the following to the end of such Section 4.2:

“Notwithstanding the above, upon a Qualified Financing Event, One Million Five Dollars and Thirty-Four Cents ($1,000,005.34) of the Milestone Payment payable by Palvella upon a Qualified Financing Event pursuant to this Section 4.2 may be satisfied with the issuance by Palvella to Ligand of One Hundred Eighty-Nine Thousand One Hundred Twelve (189,112) shares of Palvella’s Series C Preferred Stock at a purchase price of $5.2879 per share. For clarity, the remaining One Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Four Dollars and Sixty-Six Cents ($1,999,994.66) shall be paid in cash in accordance with this Section 4.2. In connection with the issuance of such Series C Preferred Stock, Ligand shall be required to execute the Series C Preferred Stock Purchase Agreement, Second Amended and Restated Investors Rights Agreement, Second Amended and Restated Voting Agreement, and Second Amended and Restated Right of First Refusal and Co-Sale Agreement, each being entered into among Palvella and the purchasers of Series C Preferred Stock.”

2. Miscellaneous.

2.1. Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

2.2. As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Amendment Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby.

2.3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile or electronic signature of any Party shall constitute the valid and binding execution hereof by such Party.

2.4. If any provision of the Agreement including this Amendment is found to be invalid, illegal or unenforceable, no other provision of this contract shall be affected and all other provisions shall be enforced to the full extent of the law.

2.5. This Amendment shall be governed by, enforced, and will be construed in accordance with the laws of the State of New York, United States without regard to any Applicable Law, rule or principle that would result in the application of the laws of any other jurisdiction.

[Remainder of Page Intentionally Left Blank - Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

LIGAND:

LIGAND PHARMACEUTICALS, INC.

By:	/s/ Charles Berkman
Name: Charles Berkman
Title: Senior Vice President, General Counsel & Secretary

PALVELLA:

PALVELLA THERAPEUTICS, INC.

By:	/s/ Wesley H. Kaupinen
Name: Wesley H. Kaupinen
Title: Chief Executive Officer

[Signature Page to First Amendment to Development Funding and Royalties Agreement]